[TOPPS LOGO]


                             THE TOPPS COMPANY, INC.
                                     -----
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 29, 2000
                                     -----

To the Stockholders of
THE TOPPS COMPANY, INC.

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of The Topps Company, Inc., a Delaware corporation (the "Company"), which will be held at Chase Manhattan Bank, 55 Water Street, New York, New York, on June 29, 2000 at 10:30 A.M., New York time, for the following purposes:

     1. To elect three directors to serve for three-year terms until the annual meeting of stockholders to be held in the year 2003;

     2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending March 3, 2001; and

     3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on May 15, 2000 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

                                             By order of the Board of Directors,


                                             Arthur T. Shorin
                                             Chairman, President and
                                             Chief Executive Officer

Dated:  May 26, 2000


Whether or not you expect to be present at the Annual Meeting, please date and sign the enclosed proxy and return it promptly in the enclosed envelope. In the event you attend the Annual Meeting and vote in person, the proxy will not be used.

                             THE TOPPS COMPANY, INC.

                              One Whitehall Street
                            New York, New York 10004


                                 PROXY STATEMENT


                                     GENERAL

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of The Topps Company, Inc. (the "Company") to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at Chase Manhattan Bank, 55 Water Street, New York, New York, on June 29, 2000 at 10:30 A.M., New York time, and at any adjournment or postponement thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 26, 2000 is being mailed to all stockholders with this Proxy Statement. The approximate mailing date of this Proxy Statement is May 26, 2000.


Proxy Information
-----------------

     All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposals described in the foregoing notice, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Company's Board of Directors (the "Board of Directors") intend to vote (i) for the nominees for election as directors of the Company listed herein and (ii) for the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending March 3, 2001. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the persons holding such proxy.

     Stockholders who execute proxies may revoke them at any time before they are voted by written notice to the Company, by submitting a new proxy or by personal ballot at the Annual Meeting.


Record Date and Voting
----------------------

     As of May 15, 2000, the Company had outstanding 45,373,233 shares of common stock, par value $.01 per share ("Common Stock"), entitled to be voted at the Annual Meeting, each share being entitled to one vote on each matter submitted to a vote of stockholders. Only stockholders of record at the close of business on May 15, 2000 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as may properly come before the Annual Meeting. For purposes of determining whether a proposal has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention has the same effect as a negative vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those shares of Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.


Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     The following table sets forth information available to the Company as to shares of Common Stock owned as of May 15, 2000 by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director and nominee for election as a director, (iii) each person designated in the section of this Proxy Statement captioned "Executive Compensation" and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named below has sole investment and voting power with respect to the shares of Common Stock shown.

             Name of                     Amount and Nature     Percent of Shares
         Beneficial Owner             of Beneficial Ownership     Outstanding
         ----------------             -----------------------  -----------------
Arthur T Shorin(1)(2)(3) ................... 3,115,655                6.7%
Ronald L. Boyum(3) .........................   203,833                 *
Michael Drewniak(3) ........................   196,333                 *
Allan A. Feder(2)(4) .......................   136,000                 *
Ira Freidman(3) ............................   160,916                 *
Stephen D. Greenberg(4) ....................   146,000                 *
Ann Kirschner(4) ...........................    17,000                 *
Wm. Brian Little(4) ........................   912,914                2.0
David M. Mauer(4) ..........................    84,000                 *
Jack H. Nusbaum(4)..........................   123,000                 *
John Perillo(3) ............................   218,333                 *
Richard Tarlow(4) ..........................   117,000                 *
Stanley Tulchin(4) .........................   140,175                 *
All directors and executive officers
as a group (18 persons)..................... 6,689,667               13.9

____________________
*less than 1.0%


(1)  Mr. Shorin is a director and an executive officer.

(2) Does not include 50,000 and 1,378 shares of Common Stock owned by immediate family members of each of Messrs. Shorin and Feder, respectively. Messrs. Shorin and Feder disclaim beneficial ownership of such shares.

(3) With respect to 849,166 shares of Common Stock beneficially owned by Mr. Shorin, 193,833 shares of Common Stock beneficially owned by Mr. Boyum, 196,333 shares of Common Stock beneficially owned by Mr. Drewniak, 143,500 shares of Common Stock beneficially owned by Mr.Friedman and 145,000 shares of Common Stock beneficially owned by Mr. Perillo, each of Messrs. Shorin, Boyum, Drewniak, Friedman, and Perillo has the right to acquire such shares upon the exercise of options.

(4) With respect to 86,000 shares of Common Stock beneficially owned by Mr. Feder, 76,000 shares of Common Stock beneficially owned by Mr. Greenberg, 48,000 shares of Common Stock beneficially owned by Mr. Little, 17,000 shares of Common Stock beneficially owned by Ms. Kirschner, 69,000 shares of Common Stock beneficially owned by Mr. Mauer, 79,000 shares of Common Stock beneficially owned by Mr. Nusbaum, 117,000 shares of Common Stock beneficially owned by Mr.Tarlow, 65,000 shares of Common Stock beneficially owned by Mr. Tulchin, each of Messrs. Feder, Greenberg, Little, Mauer, Nusbaum, Tarlow, Tulchin and Ms. Kirschner has the right to acquire such shares upon the exercise of options.

                              ELECTION OF DIRECTORS


     There are currently nine members of the Board of Directors which is divided into three classes (each with three members), with each class serving for a period of three years. One class of directors is elected by the stockholders annually. This year, Messrs. Arthur T. Shorin, Stanley Tulchin and Wm. Brian Little have been nominated to stand for re-election for a term that expires at the annual meeting of stockholders to be held in the year 2003.

     Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy. It is the intention of the persons named in the enclosed proxy to vote, unless otherwise indicated, for the election as directors of the persons nominated in the table below.

     Should any one or more of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

     The following table sets forth the name, age and principal business experience during the past five years of each director of the Company.

                                                        Business Experience                     Director of the
                                                       During Past 5 Years,                      Company or its
                 Name                                Age and Other Information                 Predecessors Since
                 ----                                -------------------------                 ------------------

Nominees to Serve in Office
Until 2003
 Arthur T. Shorin...................    Chairman of the Board and Chief  Executive  Officer           1960
                                          of the  Company and its  predecessor  since 1980.
                                          Mr.  Shorin was  appointed  the  President of the
                                          Company  in  November  1997.  Mr.  Shorin  is  64
                                          years of age.


Wm. Brian Little....................    Private   Investor  since  January  1995.   Special            1984
                                          Limited Partner of FLC  Partnership,  the General
                                          Partner of Forstmann  Little & Co.,  January 1994
                                          to  December  1994.  Mr.  Little  was  a  General
                                          Partner of FLC  Partnership  from  1978,  when he
                                          co-founded  Forstmann Little & Co., until January
                                          1994.  Mr.  Little is also a director  of Aldila,
                                          Inc.,   Department   56,   Inc.   and   Screaming
                                          Media.com,  Inc.  Mr. Little is 58 years of age.


Stanley Tulchin.....................    Chairman of  Stanley  Tulchin  Associates,  Inc. (a            1987
                                          commercial collection  agency)  since  1955.  Mr.
                                          Tulchin  is  also  Chairman  and  Chief Executive
                                          Officer  of  Reprise   Capital   Corporation   (a
                                          venture capital fund)  for  more  than  the  past
                                          five years.  Mr. Tulchin is 73 years of age.


                                                        Business Experience                     Director of the
                                                       During Past 5 Years,                      Company or its
                 Name                                Age and Other Information                 Predecessors Since
                 ----                                -------------------------                 ------------------

Directors to Continue in Office
Until 2001



Allan A. Feder...............           An independent  business  consultant for  more than           1992
                                          the past five years and Chief  Executive  Officer
                                          of  Vitarroz  Corporation  (a  proprietary  brand
                                          food  company)  from 1988 to 1999.  Mr.  Feder is
                                          also a  director  of Edward Don & Co.,  Inc.  Mr.
                                          Feder is 68 years of age.


David M. Mauer......................    Chief  Executive  Officer and President of  Riddell           1996
                                          Sports  Inc.   (marketer   and   distributor   of
                                          sporting  goods and school  spirit  products  and
                                          services)  since 1993.  Mr.  Mauer was  President
                                          of  Mattel  U.S.A.  from late  1990  through  the
                                          beginning  of 1993  and was  President  of  Tonka
                                          U.S.A.  Toy  Group  from  1988  until  1990.  Mr.
                                          Mauer is also a director of the  National  Center
                                          for Missing and  Exploited  Children.  Mr.  Mauer
                                          is 51 years of age.

Jack H. Nusbaum.....................    Co-Chairman of the New York law firm of Willkie Farr           1992
                                          &  Gallagher  and a partner in that firm for more
                                          than  twenty-five  years.  Mr.  Nusbaum is also a
                                          director of W. R. Berkley Corporation;  Neuberger
                                          Berman, Inc.;  Pioneer  Companies,   Inc.;  Prime
                                          Hospitality Corp.; Strategic Distribution,  Inc.;
                                          and Hirschl & Adler  Galleries,  Inc. Mr. Nusbaum
                                          is 59 years of age.


Directors to Continue in Office
Until 2002

Stephen D. Greenberg...............    Chairman  of  Fusient  Media  Ventures,  Inc.  since           1993
                                          January  2000.   Private  Investor  from  January
                                          1999  to  December  1999.  President  of  Classic
                                          Sports  Network,  Inc. from November 1993 through
                                          December 1998. Mr. Greenberg is 51 years of age.

Ann Kirschner......................    Chief Executive Officer and President of FATHOM (the           1999
                                          first interactive knowledge network) since  March
                                          1999.    Ms.  Kirschner  was  Vice  President  of
                                          Programming   and   Media  Development  for   the
                                          National  Football   League  from  November  1994
                                          through January 1999.   Ms. Kirschner is  also  a
                                          director  of Onhealth.com, Inc.  Ms. Kirschner is
                                          49 years of age.


Richard Tarlow.....................     President  of Tarlow  Advertising,  a  division  of           1999
                                          Revlon  Inc.,   since  1987  and  Executive  Vice
                                          President of Revlon Inc.  since 1988.  Mr. Tarlow
                                          is also  Chairman  of  Carlson &  Partners  since
                                          1988.  Mr. Tarlow is 58 years of age.


     The Board of Directors met four times during the fiscal year ended February 26, 2000. Each of the directors who served during such period attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee of which they were members during such period.

     The Company has a Compensation Committee responsible for recommending officers' remuneration and administering The Topps Company, Inc. 1996 Stock Option Plan and the 1987 Stock Option Plan. The members of the Compensation Committee for the fiscal year ended February 26, 2000 were Messrs. Wm. Brian Little and Stanley Tulchin, neither of whom is an employee of the Company. The Compensation Committee held nine meetings during the fiscal year ended February 26, 2000.

     The Company has an Audit Committee which makes recommendations regarding the appointment of independent certified public accountants, monitors their performance, reviews all reports submitted by them and consults with them with regard to the adequacy of internal controls. The members of such committee for the fiscal year ended February 26, 2000 were Messrs. Allan A. Feder, Stephen D. Greenberg, David M. Mauer and Stanley Tulchin. During the fiscal year ended February 26, 2000, there were two meetings of the Audit Committee. None of the members of the Audit Committee are employees of the Company.

     The Company does not have a nominating committee.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     The Company's executive officers, directors and ten percent stockholders are required under the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the SEC. Based solely upon its review of the copies of reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that all filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with during the fiscal year ended February 26, 2000.

Compensation of Directors
-------------------------

     For the fiscal year ended February 26, 2000, pursuant to the Amended and Restated 1994 Non-Employee Director Stock Option Plan, each of Messrs Allan A. Feder, Stephen D. Greenberg, Wm. Brian Little, David M. Mauer, Jack H. Nusbaum and Stanley Tulchin, none of whom is an employee of the Company, received options to purchase 17,000 shares of Common Stock at a price of $7.00 per share. These options become exercisable on June 28, 2000 and have a term of ten years from the date of grant.

     Upon their appointment to the Board on October 6, 1999, Ms. Ann Kirschner and Mr. Richard Tarlow, neither of whom is an employee of the Company, received options to purchase 17,000 shares of Common Stock at a price of $7.50 per share. These options become exercisable on June 28, 2000 and have a term of ten years from the date of grant.

     Directors who are also officers of the Company are not compensated for their duties as a director.

                             EXECUTIVE COMPENSATION

     The following table sets forth for each of the last three fiscal years information regarding the compensation of (i) the Company's Chief Executive Officer, (ii) the four other most highly compensated persons who were executive officers at the end of the fiscal year ended February 26, 2000 and (iii) any other person who would have been among the four other most highly compensated but was not an executive officer at the end of the last fiscal year (each, a "Named Executive Officer").

                          Summary Compensation Table(1)
                          -----------------------------

                                   Annual Compensation                Long Term
                                   -------------------                ---------

                                                                      Securities
                              Fiscal                                  Underlying
Name and                      Year       Salary        Bonus           Options/
Principal Position            Ended       ($)           ($)             SARs(#)
------------------            ------     ------        -----          ----------
Arthur T. Shorin.......       2000       $822,269      $493,361       250,000
  Chairman, President         1999        614,115(3)    493,361        36,500
  and Chief Executive         1998        784,423(3)                  246,000(4)
  Officer(2)

Ronald L. Boyum........       2000        263,539       158,123        35,000
  Vice President -            1999        253,846       152,307        25,000
  Marketing and Sales         1998        249,159                      35,000

John Perillo...........       2000        227,385       136,431        25,000
  Vice President -            1999        163,077(3)    128,308        20,000
  Operations                  1998        199,843(3)                   95,000(4)

Michael J. Drewniak           2000        215,769       129,461        20,000
  Vice President -            1999        153,847(3)    122,769        12,000
  Manufacturing               1998        198,461(3)                   80,000(4)

Ira Friedman...........       2000        210,507       126,304        30,000
  Vice President -            1999        172,123(3)    118,574        17,500
  Publishing and              1998        185,699(3)                   38,500(4)
  New Product Development

-----------------------

(1)  Because none of the Named Executive  Officers  received (a) perquisites and other  personal  benefits  (including,  for certain of the Named  Executive
     Officers,  medical reimbursements,  moving expenses and car use allowances)
     in excess of the lesser of $50,000 or 10% of such  officer's  annual salary and bonus,  (b) any other  compensation  required to be reported or (c) any
     restricted   stock   awards,   information   relating   to  "Other   Annual
     Compensation", "Restricted Stock Awards" and "LTIP Payouts" is inapplicable and has therefore been omitted from the table.

(2)  Mr. Shorin assumed the title of President on November 14, 1997.

(3)  For  calendar  year 1998,  as part of the  Company's  initiative  to reduce costs, all officers of the Company were given the right to elect to receive stock options in lieu of up to 30% of their base salary, at the rate of one stock  option to  purchase  one share of Common  Stock for every  dollar of salary  waived.  These options were issued  pursuant to the Company's  1996
     Stock  Option  Plan.  The  options  have a term  of ten  years  and  become exercisable in equal annual installments over two years from date of grant.
     In accordance  with the 1996 Stock Option Plan,  the exercise price of each stock option  granted was equal to the closing price of the Common Stock on the date  prior to the date of the  grant,  which was  $2.2187  per  share.
     Messrs. Shorin, Perillo,  Drewniak, and Friedman,  among others, elected to waive a portion of their salary in exchange for these stock options.

(4) During the 1998 fiscal year, all of the options granted to Mr. Shorin, 60,000 of the options granted to Messrs. Perillo and Drewniak and 28,500 of the options granted to Mr. Friedman were granted in exchange for a waiver of salary. See footnote 3 above.


                      Option/SAR Grants in Last Fiscal Year

     The following table sets forth information regarding grants of stock options made during the fiscal year ended February 26, 2000 to each of the Named Executive Officers. There were no stock appreciation rights granted in the last fiscal year to the Named Executive Officers.

                                                                                  Potential Realized Value
                                                                                 at Assumed Annual Rates of
                                                                                  Stock Price Appreciation
                                      Individual Grants                              for Option Term (1)
-------------------------------------------------------------------------------- --------------------------
        (a)                (b)            (c)             (d)            (e)          (f)           (g)
                                       % of Total
                        Number of      Options
                       Securities      Granted to      Exercise or
                   Underlying Options  Employees in    Base Price     Expiration
       Name            Granted (2)     Fiscal Year       ($/Sh)          Date         5%            10%
       ----        ------------------  ------------    -----------    ----------      --            --
Arthur T. Shorin .      250,000(3)      27.89%         $ 4.3750       3/1/2009    $  687,583   $1,743,156
Ronald L. Boyum ..       25,000(4)       2.79            4.5625       3/16/2009       73,008      183,816
                          7,296(5)       0.81            7.3125       9/24/2009       36,155       89,160
                          2,704(5)       0.30            7.3125       9/24/2009       13,400       33,063
John Perillo .....       15,000(4)       1.67            4.5625       3/16/2009       43,805      110,290
                          8,375(5)       0.93            7.3125       9/24/2009       41,500      102,363
                          1,625(5)       0.18            7.3125       9/24/2009        8,055       19,860
Michael Drewniak .       10,000(4)       1.12            4.5625       3/16/2009       29,203       73,526
                         10,000(5)       1.12            7.3125       9/24/2009       49,555      122,223
Ira Friedman......       20,000(4)       7.04            4.5625       3/16/2009       58,406      147,053
                         10,000(5)       1.12            7.3125       9/24/2009       49,555      122,223

_____________________

(1) Grant date fair market value is based on the closing price of the Common Stock on the immediately preceding date.

(2) All grants consisted of options that were granted under the 1996 Stock Option Plan.

(3) The options to acquire shares of Common Stock were granted on March 1, 1999. One-third became exercisable upon grant, one-third became exercisable on March 1, 2000 and the remainder will become exercisable on March 1, 2001.

(4) The options to acquire shares of Common Stock were granted on March 16, 1999. One-third became exercisable on March 16, 2000 and the remainder will become exercisable on March 16, 2001.

(5) The options to acquire shares of Common Stock were granted on September 24, 1999 and will become exercisable in two equal installments on September 24, 2000 and September 24, 2001.

               Aggregate Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

     The following table provides information regarding the exercise of options/SARs during the fiscal year ended February 26, 2000 and the number and value of unexercised options and SARs held at fiscal year end by each of the Named Executive Officers.


         (a)             (b)         (c)                  (d)                          (e)
                                                   Number of Securities         Value of Unexercised
                                                  Underlying Unexercised            In-the-Money
                                                       Options/SARs                 Options/SARs
                                                        at FY-End                   at FY-End ($)
                                                  ------------------------   --------------------------
                  Shares Acquired     Value
                  on Exercise (#)  Realized($)  Exercisable  Unexercisable   Exercisable  Unexercisable
                  ---------------  -----------  -----------  -------------   -----------  -------------

Arthur T. Shorin              0          0       747,583     184,917         $1,617,909*  $ 589,213*
Ronald L. Boyum               0          0       181,333      59,167            212,052     173,729
John Perillo ...         33,333    165,623       160,000      46,667            363,326*    134,191*
Michael Drewniak              0          0       191,333      32,667            441,323*     82,559*
Ira Friedman ...              0          0       171,416      42,084            245,039*    109,841*


*The value does not reflect the fact that certain of these options were granted, during calendar year 1998, in exchange for a salary waiver, at the rate of one option for each dollar of salary waived. Giving effect to this salary waiver would reduce the value of unexercised in-the-money options.

___________________

Pension Benefits
----------------

     The Company maintains a tax qualified non-contributory defined benefit pension plan for its eligible employees (the "Retirement Plan"). The Summary Compensation Table contained in this Proxy Statement does not include the benefit accruals in respect of the Named Executive Officers under the Retirement Plan. The estimated annual pension benefits under the Retirement Plan, assuming retirement at age 65, at various levels of compensation and years of credited service are illustrated by the following table:

                                                       Annual Retirement Benefit for Specified
                                                           Years of Credited Service(1)(2)
Highest Average
Compensation(3)             15            20             25              30             35             40           50
                         ___________________________________________________________________________________________________
$  125,000...........     $ 26,115      $ 35,656        $ 45,694       $ 55,811        $ 57,102      $ 58,635      $61,760
$  160,000...........     $ 34,865      $ 47,322        $ 60,278       $ 73,312        $ 75,010      $ 77,010      $81,010
$  175,000...........     $ 38,615      $ 52,323        $ 66,528       $ 80,812        $ 82,727      $ 84,885      $89,260
$  200,000...........     $ 44,865      $ 60,656        $ 76,945       $ 93,312        $ 95,540      $ 98,010     $103,010
$  225,000...........     $ 51,115      $ 68,990        $ 87,362       $105,812        $108,352      $111,135     $116,760
$  250,000...........     $ 57,365      $ 77,323        $ 97,779       $118,313        $121,165      $124,260     $130,510
$  300,000...........     $ 69,866      $ 93,990        $118,613       $143,313        $146,790      $150,510     $158,010
$  400,000...........     $ 94,866      $127,324        $160,280       $193,314        $198,040      $203,010     $213,010
$  450,000...........     $107,366      $143,991        $181,114       $218,315        $223,665      $229,260     $240,510
$  500,000...........     $119,867      $160,658        $201,948       $243,315        $249,290      $255,510     $268,010
$  600,000...........     $144,867      $193,992        $243,615       $293,316        $300,540      $308,010     $323,010
$  800,000...........     $194,868      $260,660        $326,950       $393,318        $403,040      $413,010     $433,010
$1,000,000...........     $244,869      $327,328        $410,285       $493,320        $505,540      $518,010     $543,010

 ________________

(1) These are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. The maximum annual benefit permitted under
     Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), is generally limited to $135,000 at present and will be adjusted to reflect cost-of-living increases in 2001 and succeeding plan years.

(2) This table includes supplemental pension benefits payable to Mr. Shorin in excess of the limitations on compensation and benefits under the Code and other applicable laws, pursuant to an agreement entered into on May 19, 1986 and amended May 18, 1994 (the "Supplemental Pension Agreement"). These benefits are computed in accordance with the same formula provided under the Retirement Plan without regard to the aforementioned limitations. However, compensation attributable to stock appreciation rights and stock options is not taken into account in determining highest average compensation for purposes of the Supplemental Pension Agreement.

(3) The benefits shown corresponding to these compensation ranges are hypothetical benefits based upon the Retirement Plan's normal retirement benefit formula. Under Section 401(a)(17) of the Code, compensation in excess of $170,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average compensation of participants in the Retirement Plan for 2000. Benefits accrued as of the last day of the plan year beginning in 1993 on the basis of compensation in excess of the applicable dollar limit are preserved. The $170,000 limit will be adjusted for cost-of-living increases in 2001 and succeeding plan years.

     The normal retirement benefit under the Retirement Plan is payable in the form of a "straight life" annuity and is equal to the greater of (i) 1.667% of a participant's highest average W-2 compensation multiplied by the participant's years of credited service not in excess of 30 years, plus .25% of the participant's highest average compensation multiplied by the participant's years of credited service in excess of 30 years, reduced by 50% of the participant's estimated primary Social Security benefit determined on the basis of the participant's earnings from the Company, or (ii) $204 multiplied by the participant's years of credited service not in excess of 20 years, plus $144 multiplied by the participant's credited service in excess of 20 years (but not to exceed 10 additional years). The "highest average compensation" for purposes of determining the normal retirement benefit is equal to 1/5 of the total compensation that is paid to a participant by the Company for the 60 consecutive-month period in which the participant's compensation was greatest during the 120-month period prior to the participant's retirement or termination of employment. Subject to the $170,000 compensation limit in the case of an executive officer other than Mr. Shorin, such compensation includes all compensation reflected in the Summary Compensation Table to the extent included in gross income for the applicable base years, except for income attributable to reimbursement of moving expenses.

     As of March 1, 2000, the persons named in the Summary Compensation Table were credited with the following years of service: Mr. Shorin - 41, Mr. Boyum - 10, Mr. Drewniak - 28, Mr. Perillo - 22, Mr. Friedman - 11.


Employment Agreements
---------------------

     Effective March 1, 1999, the Company entered into an amended and restated employment agreement (the "Agreement") with Arthur T. Shorin, Chairman of the Board, President and Chief Executive Officer. The Agreement provides for a three-year term ending on March 2, 2002. The Agreement continues the same annual base salary of $822,269 subject to an increase at the discretion of the Compensation Committee. Mr. Shorin's agreement provides for an annual target bonus opportunity which is not less favorable than that provided for other executive officers of the Company. During calendar year 1998, Mr. Shorin agreed to waive $246,000 of salary in exchange for options to purchase 246,000 shares of common stock. See "Summary Compensation Table".

     If Mr. Shorin is terminated without "Cause" or resigns for "Good Reason" (as defined in the Agreement), a lump sum severance payment will be made as liquidated damages equal to three times Mr. Shorin's base salary plus his highest annual bonus paid for the three fiscal years ended prior to the date of termination. Unvested stock options vest and remain exercisable in accordance with their terms.

     The Agreement also requires that, in the event any payments made upon termination of employment are treated as "parachute payments" subject to excise taxes under federal tax law, the Company will make an additional payment to the applicable tax authorities on behalf of Mr. Shorin so that his after-tax position is the same as if the payments were not subject to an excise tax.

     Mr. Shorin's Agreement also requires the Company to make annual contributions, to an irrevocable Company trust account, of assets equal to the present value of the supplemental pension benefits which accrue during each fiscal year for Mr. Shorin under his Supplemental Pension Agreement. In the event of a termination without Cause or for Good Reason, the Agreement also counts severance compensation paid to Mr. Shorin in determining highest average compensation and credits Mr. Shorin with three additional years of service for pension purposes.

     If Mr. Shorin works until the end of the term and is not offered a two-year extension on equivalent terms with a minimum base salary adjustment for increases in the cost of living since March 1, 1999 and a $500,000 signing bonus (in lieu of an option grant), he will receive, for two years from March 2, 2002, continued base salary and annual bonus equal to the highest annual bonus paid with respect to the three fiscal years prior to termination, at the same time as such compensation would otherwise have been paid. If an offer meeting the foregoing terms is made and Mr. Shorin elects to retire at the end of the term, Mr. Shorin will receive the severance compensation outlined above for one year instead of two.

         Report of the Compensation Committee on Executive Compensation

     The Compensation Committee is responsible for setting the Company's compensation objectives and policies. It regularly approves compensation plans and sets specific compensation levels for all executive officers. In addition, the Compensation Committee administers the Company's 1996 Stock Option Plan (the "Option Plan") and determines the degree and extent of awards granted thereunder.

Compensation Policy
-------------------

     The Compensation Committee seeks to provide a total compensation package that is competitive and intended to retain and motivate the Company's executive officers. In structuring the compensation package for executive officers, the Committee seeks to provide financial incentives tied to the achievement of the Company's short-term and long-term business objectives and intended to enhance stockholder value.

Base Salary
-----------

     In setting base salary for the executive officers for fiscal 2000, the Compensation Committee considered the base salary levels of executives with similar responsibilities in companies of similar size, business and complexity. The Committee also considered each executive officer's experience in his position at the Company and his actual performance over the prior fiscal year. Based on the above criteria, the Compensation Committee made subjective determinations with respect to the compensation of all of the Company's executive officers other than Mr. Shorin (whose compensation was governed by an Employment Agreement).

Bonus Awards
------------

     For fiscal 2000, bonuses were intended to reward achievements by the executive officers and were contingent upon the Company's financial performance during the year. The Company's Bonus Plan for fiscal 2000 was structured to reward executive officers for increases in the Company's operating profits. Bonus levels for fiscal 2000 were set by the Compensation Committee after consideration of bonus levels for executives with similar responsibilities in companies of similar size, business and complexity. Bonus payments for fiscal 2000 reflected attainment of the maximum earnings objectives for all executive officers.

Stock Option Awards
-------------------

     Long-term incentive compensation opportunities are provided through grants of stock options under the Option Plan. All options granted under the Option Plan have exercise prices which are at least equal to the fair market value of the Common Stock on the date of grant so as to directly align such incentive compensation with an increase in stockholder value. In continuing its practice of making discretionary grants of stock options to the Company's executive officers and taking into consideration each executive officer's experience and seniority within the Company, the Compensation Committee made grants of stock options to certain executive officers of the Company on a subjective basis during fiscal 2000.

Chief Executive Officer
-----------------------

     During fiscal 2000, in light of Mr. Shorin's previous waiver of salary increases and the Company's increased performance, the Compensation Committee agreed to an amendment to Mr. Shorin's employment agreement. While the base salary remains the same, certain other terms were changed as discussed under the caption "Employment Agreement."

     Mr. Shorin's bonus for fiscal 2000 was determined entirely by reference to uniform, preestablished earnings targets that were developed for all senior executives at the beginning of the fiscal year. These targets were fully attained.

Section 162(m)
--------------

     Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to each of the Company's Chief Executive Officer and four other most highly compensated executive officers, except to the extent such compensation qualifies as "performance-based." With one limited exception, none of the Named Executive Officers has received compensation in excess of the Section 162(m) limits and all such compensation has been fully deductible by the Company. While the
Committee's policy has always been to pursue a strategy of maximizing deductibility of compensation for the Named Executive Officers, it also believes it is important to maintain the flexibility to take actions it considers in the best interests of the Company and its stockholders, which are necessarily based on considerations in addition to Section 162(m).

The Compensation Committee:
         Wm. Brian Little
         Stanley Tulchin



                              CERTAIN RELATIONSHIPS

     Jack H. Nusbaum, a director, is a partner in the law firm of Willkie Farr & Gallagher, outside counsel to the Company. Richard Tarlow, a director, is Chairman of Carlson & Partners, an advertising firm which produces commercials for the Company.


Performance Graph
-----------------

     The graph set forth below shows the yearly percentage change in the Company's cumulative total stockholder return against each of the S & P MidCap 400 and a composite index (the "Composite Index"), in each case assuming an investment of $100 on February 27, 1995 and the accumulation and reinvestment of dividends paid thereafter through February 26, 2000.


                                      GRAPH


COMPARISON OF CUMULATIVE TOTAL RETURN
Assumes Initial Investment of $100 and Reinvestment of Dividends

                   STARTING
                    BASIS
DESCRIPTION         1995      1996      1997      1998      1999      2000
-----------         ----      ----      ----      ----      ----      ----

TOPPS CO INC (%)               -20.41    -12.82    -35.29     59.09     71.43
TOPPS CO INC ($)    $100.00   $ 79.59   $ 69.39   $ 44.90   $ 71.43   $122.45

S & P 500 (%)                   34.70     26.16     35.00     19.74     11.73
S & P 500 ($)       $100.00   $134.70   $169.94   $229.43   $274.71   $306.93

S&P MIDCAP 400 (%)              29.17     16.93     36.52      2.12     30.99
S&P MIDCAP 400 ($)  $100.00   $129.17   $151.04   $206.20   $210.58   $275.82

COMPOSITE INDEX (%)             20.49      1.70     49.27     57.53     16.89
COMPOSITE INDEX ($) $100.00   $120.49   $122.54   $182.91   $288.14   $336.80

INDEX + TOPPS (%)               20.13      1.61     48.91     57.53     16.99
INDEX + TOPPS ($)   $100.00   $120.13   $122.07   $181.77   $286.34   $335.00

-----------------------------------------------------------------------------

     The Composite Index is comprised of four industry groups reported in the "Directory of Companies required to file Annual Reports with the Securities and Exchange Commission," for the period ended September 30, 1993, and based upon the Standard Industrial Classification ("SIC") codes developed by the Office of Management and Budget, Executive Office of the President. The four industry groups are Miscellaneous Publishing (SIC Code 2741), Sugar and Confectionery Products (SIC Code 2060), Periodicals: Publishing or Publishing and Printing (SIC Code 2721), and Wholesale - Miscellaneous Durable Goods (SIC Code 5090).

                             APPOINTMENT OF AUDITORS


     The Board of Directors has retained Deloitte & Touche LLP as independent certified public accountants to report on the consolidated financial statements of the Company for the fiscal year ending March 3, 2001 and to perform such other services as may be required of them. The Board of Directors has directed that management submit the appointment of auditors for ratification by the stockholders at the Annual Meeting. An affirmative vote of the holders of a majority of the Common Stock, represented in person or by proxy and entitled to vote at the Annual Meeting, is necessary for ratification. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.


         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE TOPPS COMPANY, INC. AUDITORS




                   STOCKHOLDER PROPOSALS - 2001 ANNUAL MEETING

     Any proposals of stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Assistant Treasurer of the Company at the Company's office at One Whitehall Street, New York, New York 10004-2109 no later than January 24, 2001. In the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after June 29, 2001, in order to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     Any stockholder  interested in making a proposal is referred to Article II,
Section 4 of the Company's Restated By-Laws.



                                  OTHER MATTERS

     Management does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.



                             SOLICITATION OF PROXIES

     The entire cost of soliciting management proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. Management of the Company intends to request banks, brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons and entities.

The Company will provide to any stockholder of record at the close of business on May 15, 2000, without charge upon written request to its Assistant Treasurer at One Whitehall Street, New York, New York 10004, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 26, 2000.


                                             By order of the Board of Directors,



                                             Arthur T. Shorin
                                             Chairman, President and
                                             Chief Executive Officer

                             THE TOPPS COMPANY, INC.

     The undersigned hereby appoints SCOTT A. SILVERSTEIN and WARREN E. FRISS, each of them, the attorneys and proxies of the undersigned, with full power of substition, to vote on behalf of the undersigned all the shares of stock of THE TOPPS COMPANY, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Chase Manhattan Bank, 55 Water Street, New York, New York on Thursday, June 29, 2000 at 10:30 a.m. (local time) and at any adjournment or postponement thereof, hereby revoking any proxy heretofore given with respect to such stock.

     This proxy when properly executed will be voted in the manner directed herein and in the discretion of the aforementioned proxies on all other matters which may properly come before the meeting. If no instruciton to the contrary is indicated, this proxy will be voted FOR proposals 1 and 2.

Please return this proxy in the accompanying business reply envelope even if you expect to attend in person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------


              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

THE TOPPS COMPANY, INC.

(Please read both sides before signing)

The Board of Directors recommends a vote FOR items 1 and 2.
The undersigned authorizes and instructs said proxies to vote as follows:

                                   For  Withold  For All   To withhold authority to vote, mark "For All Except"
Election of Directors              All    All    Except:   and write the nominee's number, on the line below:
1.   01) Arthur T. Shorin
     02) Wm. Brian Little and
     02) Stanley Tulchin          ___  ____     ____      ______________________

Vote On Proposal
                                                                                     For   Against   Abstain
2.   To ratify the apppointment of Deloitte & Touche LLP, as independent auditors
     for The Topps Company, Inc. for the fiscal year ending March 3, 2001.           ___     ___       ___


Please sign exactly as your name appears above.
 _____________________________________________                    ____________________________________________
/____________________________________/________/                  /___________________________________/_______/
Signature (Please sign within box)      Date                       Signature (Joint Owners)             Date